UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 13, 2006

WESTERN GAS RESOURCES, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

 (Registrant’s telephone number, including area code)

N.A.

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2006, Western Gas Resources, Inc. (the “Company”) appointed John Edward Brewster, Jr. and Thomas M. Hamilton as members of its Board of Directors.  Neither Mr. Brewster nor Mr. Hamilton has had any prior business relationship with the Company.  Neither of the newly elected members have been appointed to any committees of the Board.

A copy of the press release announcing the appointments is attached hereto as Exhibit 99.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2006, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws (“Bylaws”) which increased the number of Board member positions to 10.  Upon adoption of the Bylaws, the Board consists of three Class One directors, three Class Two directors and four Class Three directors.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the Bylaws, as amended, a complete of copy of which is attached hereto as Exhibit 3.01 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: January 19, 2006	By:	/s/ William J. Krysiak
Name:William J. Krysiak Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.01	Amended and Restated Bylaws
99.1	Press release, dated January 18, 2006.